EXHIBIT 1.2

$125,000,000

HANOVER COMPRESSOR COMPANY

4.75% Convertible Senior Notes due 2014

Underwriting Agreement

December 9, 2003

J.P. Morgan Securities Inc.,

    as Representative of the

    several Underwriters listed

    in Schedule 1 hereto

Simmons & Company International,

    as Independent Underwriter

c/o J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Ladies and Gentlemen:

Hanover Compressor Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom J.P. Morgan Securities Inc. is acting as representative (the “Representative”), $125,000,000 principal amount of its 4.75% Convertible Senior Notes due 2014 (the “Firm Securities”). The Securities will be issued pursuant to a supplemental indenture, to be dated as of December 15, 2003 (the “Supplemental Indenture”), between the Company and Wachovia Bank, National Association, as trustee (the “Trustee”), to the base indenture, to be dated as of December 15, 2003, between the Company and the Trustee (the “Base Indenture,” as supplemented and amended by the Supplemental Indenture, the “Indenture”).

The Company also proposes to issue and sell to the Underwriters up to an additional $18,750,000 aggregate principal amount of its 4.75% Convertible Senior Notes Due 2014 (the “Additional Securities”), to be issued pursuant to the provisions of the Indenture, if and to the extent that the Underwriters shall have determined to exercise the right to purchase such

Additional Securities granted to the Underwriters in Section 2(b) hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the “Securities.”

Subject to the terms and conditions included in the Securities and set forth in the Indenture, the Securities will be convertible into shares of common stock, $.001 par value per share of the Company (“Common Shares”), at an initial conversion rate of 66.6667 Common Shares per $1,000 principal amount of the Securities (the Common Shares issuable upon conversion of the Securities being referred to as the “Underlying Common Shares”).

The Company and the Underwriters, in accordance with the requirements of Rule 2710(c)(8) of the National Association of Securities Dealers, Inc. and subject to the terms and conditions stated herein, hereby confirm the engagement of the services of Simmons & Company International as a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 (“Rule 2720”) of the National Association of Securities Dealers, Inc. in connection with the offering and sale of the Securities (in such capacity, the “Independent Underwriter”).

The Company hereby confirms its agreement with each of the several Underwriters and the Independent Underwriter concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-106386), relating to, among other things, certain debt securities and Common Shares (the “Shelf Securities”) to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act, a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) together with the prospectus covering the Shelf Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” and the related prospectus included in the Registration Statement at the time of its effectiveness is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus as supplemented by the Prospectus Supplement in the form first used to confirm sales of the Securities is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a “preliminary prospectus”) previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

2.    Purchase of the Securities by the Underwriters. (a) The Company agrees to issue and sell the Firm Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to 97.000% of the principal amount thereof plus accrued interest, if any, from December 15, 2003 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Firm Securities except upon payment for all the Firm Securities to be purchased as provided herein.

(b) The Company hereby agrees to issue and sell the Additional Securities to the several Underwriters, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have a one-time option to purchase, severally and not jointly, from the Company up to $18,750,000 aggregate principal amount of Additional Securities at the Purchase Price, plus accrued interest, if any, from the Closing Date. If the Representative, on behalf of the Underwriters elect to exercise such option, they shall so notify the Company in writing, which notice (the “Option Notice”) shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such option must be exercised, and the date of completion of the purchase of the Additional Securities must, in accordance with Section 2(e) hereof, be within a period of thirty (30) calendar days beginning with the Closing Date. Such date of completion may be the same as the Closing Date but not earlier than the Closing Date nor later than five business days after the date of the Option Notice. Additional Securities may be purchased as provided in this Section 2 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Notes. If any Additional Securities are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Securities that bears the same proportion to the total number of Additional Securities to be purchased as the number of Firm Securities set forth in Schedule 1 hereto opposite the name of such Underwriter bears to the total number of Firm Securities.

(c) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d) Payment for and delivery of the Firm Securities will be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas, at 10:00 A.M., New York City time, on December 9, 2003, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(e) Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Firm Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Firm Securities duly paid by the Company. Payment for any Additional Securities shall be made on the date specified in the Option Notice (the “Option Closing Date”) by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more Global Notes representing the Additional Securities, with any transfer taxes payable in connection with the sale of the Additional Securities duly paid by the Company. The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Option Closing Date, as the case may be.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Independent Underwriter that:

(a) No order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company does not make any representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any preliminary prospectus or that constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 7 hereof.

(b) The Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and as of the applicable effective date as to the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus as then amended or supplemented will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an Underwriter through the Representative expressly for use therein or that constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 7 hereof.

(c) The documents incorporated by reference in the Prospectus (except that no representation is made with respect to statements that have been modified or superceded and consequently excluded from the Registration Statement and the Prospectus pursuant to Rule 412 under the Securities Act), when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act, and none of such documents (except that no representation is made with respect to statements that have been modified or superceded and consequently excluded from the Registration Statement and the Prospectus pursuant to Rule 412 under the Securities Act) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statements or omissions included in any prospectus made in reliance upon and in conformity with information furnished to the Company in writing by an underwriter expressly for use in such prospectus;

(d) The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the other financial information included in the Registration Statement and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and present fairly, in all material respects, the information shown thereby.

(e) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement and Prospectus any loss or interference with its business from fire, explosion, flood or other calamity that is material to the Company and its subsidiaries, taken as a whole, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Prospectus, there has not been any material change in the capital stock, preferred securities or long-term debt of the Company or any of its subsidiaries, taken as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus.

(f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; Hanover Compression Limited Partnership (“HCLP”) has been duly formed and is validly existing in good standing under the laws of the State of Delaware, with organizational power and authority to own its properties and conduct its business as described in the Prospectus; the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and HCLP has been duly qualified as a foreign limited partnership for the transaction of business and is in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(g) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued Common Shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued equity interests of HCLP are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those described in the Prospectus.

(h) The issuance of the Underlying Common Shares has been duly authorized, and upon issuance of the Underlying Common Shares upon conversion of the Securities by the holders thereof in accordance with the provisions of the Securities and the Indenture, such Underlying Common Shares will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Common Shares will not be subject to any preemptive or similar rights.

(i) The Company has full corporate power and authority to execute and deliver this Agreement, the Securities, the Base Indenture and the Supplemental Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(j) Each of the Base Indenture and the Supplemental Indenture has been duly authorized by the Company and, when executed and delivered by the Company and the Trustee, the Indenture will constitute a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act.

(k) The Securities have been duly authorized by the Company and, when issued, authenticated and delivered pursuant to the Indenture and paid for as provided herein, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture under which they are to be issued, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(l) This Agreement has been duly authorized, executed and delivered by the Company.

(m) Each Transaction Document conforms, and the Common Shares conform, in all material respects to the description thereof contained in the Prospectus.

(n) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or other organizational documents, as the case may be, (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of the properties of the Company or any of its subsidiaries may be bound or (iii) in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (ii) and (iii), for any such default or violation that would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(o) The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issue and sale of the Securities by the Company and the compliance by each of the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and delivery of the Underlying Common Shares of the Securities to the holders of such Securities) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach, violation or default which would not have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) result in a violation of the provisions of the certificate of incorporation or by-laws or other organizational documents, as the case may be, of the Company or any of its subsidiaries or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii), for any such conflict, breach, violation or default which would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the

Company of the transactions contemplated by the Transaction Documents, except for (A) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (B) such consents, approvals, authorizations, orders, registrations or qualifications the failure of which to obtain or make would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole and would not have a material adverse effect on the ability of the Company to consummate the transactions contemplated herein.

(p) Other than as set forth in the Prospectus as amended or supplemented, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and, to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(q) None of the Company or any of the Company’s subsidiaries is, and after giving effect to the offering and sale of the Securities or the issuance of the Underlying Common Shares upon conversion of the Securities, none of them will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(r) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Florida Statutes Section 517.075.

(s) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act.

(t) Other than as set forth in the Prospectus as amended or supplemented, the Company and each of its subsidiaries (i) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants; except in any such case for any such failure to comply with any Environmental Laws or any required permits, licenses or other approvals, or failure to receive required permits, licenses or approvals, or liability, as would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(u) The Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all governmental or regulatory authorities that are necessary to own or lease their properties and conduct their businesses as described in the Prospectus, except for such licenses, franchises, permits, authorizations, approvals and orders and other concessions the failure of which to obtain would not, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(v) The Company and each of its subsidiaries is conducting business in compliance with all applicable statutes, rules and regulations administered or issued by any governmental or regulatory authority in the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(w) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, as the case may be, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not impair the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or such as would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries or such as would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(x) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, tradenames or other rights to inventions, know-how, patents, copyrights, confidential information and intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, except for such intellectual property rights the failure of which to own, possess or acquire would not have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole; and the Company and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(y) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described.

(z) The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes shown as due thereon; and except as otherwise disclosed in the Prospectus as amended or supplemented, the Company has no knowledge of any tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that would, individually or in the aggregate, have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole.

(aa)    Except as would not reasonably be expected to have a material adverse effect on the business, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, (i) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and (iii) for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(bb)    The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc)    The Company and its subsidiaries have insurance of the types and in the amounts generally deemed prudent and customary in the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain substantially similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(dd)    On and immediately after the Closing Date, the Company (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the Company believes that the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement and the Prospectus, the Company is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) other than as set forth in the Prospectus, the Company is not a defendant in any civil action that would result in a judgment that the Company is or would become unable to satisfy.

(ee)    The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ff)    No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(gg)    Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

4.    Independent Underwriter. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Securities.

(b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the other Underwriters that with respect to the offering and sale of the Securities as described in the Prospectus:

(i)    The Independent Underwriter constitutes a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720;

(ii)    The Independent Underwriter has participated in the preparation of the Prospectus and has exercised the usual standards of “due diligence” with respect thereto;

(iii)    The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Securities Act specifically including those inherent in Section 11 thereof;

(iv)    Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company with debt securities of maturity and seniority similar to the Securities and the demand for securities of comparable companies similar to the Securities and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Securities is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the yield on the Securities be not less than 4.75% (corresponding to an initial public offering price of 100.00%), which minimum yield should in no way be considered or relied upon as an indication of the value of the Securities; and

(v)    Subject to the provisions of Section 7 hereof, the Independent Underwriter will furnish to the other Underwriters on the Closing Date a letter, dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

(c) The Independent Underwriter hereby agrees with the Company and the other Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a “qualified independent underwriter” within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Securities as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Securities as described in the

(d) The Company, the Independent Underwriter and the other Underwriters agree to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection with the offering and sale of the Securities. The Company agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

(e) As compensation for the services of the Independent Underwriter hereunder, the Company agrees to pay the Independent Underwriter $150,000 on the Closing Date. In addition, the Company agrees promptly to reimburse the Independent Underwriter for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

5.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter and the Independent Underwriter that:

(a) The Company will file the Prospectus with the Commission within the time periods specified by Rule 424(b) under the Securities Act; and the Company will furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the second business day after the date of this Agreement in such quantities as the Representative may reasonably request. The Company will file the Rule 462 Registration Statement, if necessary, with the Commission by 10:00 A.M., New York City time, on the second business day after the date of this Agreement and, at the time of filing, either pay to the Commission the filing fee for the Rule 462 Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(b) The Company will deliver, without charge, (i) to the Representative, two conformed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and documents incorporated by reference therein; and (ii) to each Underwriter and the Independent Underwriter (A) as many copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and documents incorporated by reference therein and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto) as they may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer.

(c) Before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review and will not file any such proposed amendment or supplement to which the Representative reasonably objects; provided, however, that the provisions of this Section 5(c) shall not apply to the filing by the Company of a Form 10-K or Form 10-Q pursuant to Section 5(d) below.

(d) The Company will file promptly all reports and any definitive proxy or information required to be filed by the Company with the Commission pursuant to the Exchange Act during the Prospectus Delivery Period and advise the Representative and the Independent Underwriter promptly, and confirm such advice in writing, (i) when any amendment to the Registration

Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters and the Independent Underwriter thereof and promptly prepare and, subject to paragraph (c) above, the Company will file with the Commission and furnish to the Underwriters and the Independent Underwriter and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law.

(f) The Company will arrange for the qualification of the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities and the Underlying Common Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) The Company will use its reasonable best efforts to supplementally list the Underlying Common Shares on the New York Stock Exchange.

(i) During the period from the date hereof through and including the date that is 90 days after the date hereof, the Company will not, without the prior written consent of the J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company which are substantially similar to the Securities; provided, however, this clause does not apply to (i) drawings made under the Amended and Restated Senior Credit Agreement (the “Old Senior Credit Agreement”) dated as of March 13, 2000 among the Company, the Guarantor, JPMorgan Chase Bank (as successor in interest to the Chase Manhattan Bank), as administrative agent, and the lenders that are a party thereto, as the same may be, and may have been, amended supplemented or otherwise modified from time to time, or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, increased, or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the Old Senior Credit Agreement or any other credit or other agreement or indenture), (ii) drawings made under the Senior Credit Agreement, to be dated as of December 15, 2003, among the Company, the Guarantor, Bank One, NA, as syndication agent, JPMorgan Chase Bank, as administrative agent, and the lenders that are a party thereto, as the same may be, or commercial paper facilities with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced, increased, or refinanced in whole or in part from time to time (and whether or not with the original administrative agent and lenders or another administrative agent or agents or other lenders and whether provided under the Old Senior Credit Agreement or any other credit or other agreement or indenture), or (iii) the proposed issuance of $200,000,000 principal amount of its 8.625% Senior Notes due 2010.

(j) The Company, without the prior written consent of J.P. Morgan Securities Inc. and Credit Suisse First Boston LLC, on behalf of the Underwriters, will not, during the period beginning on the date hereof and ending 90 days thereafter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance by the Company of the Underlying Common Shares pursuant to the conversion of the Securities in accordance with the Indenture and the Securities, (B) the issuance by the Company of Common Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised, (C) issuances of stock options, restricted stock or other awards granted pursuant to the Company’s employee equity incentive plan or non-employee directors’ equity incentive plan as described in the Prospectus, (D) the issuance by the Company of Common Shares in connection with the agreement to settle the putative class action, the putative securities action, the putative ERISA class action or the shareholder derivative actions as described in the Prospectus, or (E) issuances of Common Shares in connection with the merger or amalgamation with, or acquisition of, another corporation or entity and the related entry into a merger, amalgamation or acquisition agreement with respect to such merger, amalgamation or acquisition, so long as each of the recipients of Common Shares agrees in writing prior to the consummation of any such transaction, pursuant to an instrument in form and substance reasonably satisfactory to the Underwriters, to be bound by the provisions of this Section 5(j) for the remainder of such 90-day period as if such recipients were the Company, and the public announcements and related filings of registration statements with respect to such issuances.

(k) The Company will apply the net proceeds from the sale of the Securities as described in the Prospectus under the heading “Use of Proceeds”.

(l) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

6.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder, the condition (in the case of Underwriters other than the Independent Underwriter) that the Independent Underwriter shall have furnished to the other Underwriters the letter referred to in clause (v) of Section 4(b) hereof and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; if applicable, the Rule 462 Registration Statement shall have become effective by 10:00 A.M., New York City time, on the second business day after the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representative.

(b) The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date as if made on the Closing Date; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock of or guaranteed by the Company or any of the Company’s subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have issued a public announcement that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by the Company or any of the Company’s subsidiaries (other than an announcement with positive implications of a possible upgrading or the reiteration of an announcement of a surveillance, review or outlook made prior to the date of this Agreement and in effect as of the date hereof).

(d) Subsequent to the execution and delivery of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company reasonably satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement and the Prospectus and, to the best knowledge of such officer, the representation set forth in Section 3(b) hereof is true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f) On the date of this Agreement and on the Closing Date, the independent auditors of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters and the Independent Underwriter, in form and substance reasonably satisfactory to the Representative and the independent auditors, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g) Mark Berg, Senior Vice President, General Counsel and Corporate Secretary of the Company, shall have furnished to the Representative his written opinion, dated the Closing Date and addressed to the Underwriters and the Independent Underwriter, in form and substance satisfactory to the Representative, to the effect that, to such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which would individually or in the aggregate have a material adverse effect on the business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

In addition such counsel shall state that such counsel or his representatives have participated in the preparation of the Registration Statement and Prospectus and the documents filed by the Company with the Commission and incorporated by reference therein and in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and Prospectus, the documents filed by the Company with the Commission and incorporated by reference therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except as otherwise indicated above), on the basis of the foregoing, such counsel shall state that no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1.

The opinion of Mark Berg described in this Section 6(g) shall be rendered to the Underwriters and the Independent Underwriter at the request of the Company and shall so state therein.

(h) Vinson & Elkins L.L.P., counsel for the Company, shall have furnished to the Representative their written opinion, dated the Closing Date and addressed to the Underwriters and the Independent Underwriter, in form and substance satisfactory to the Representative, to the effect that:

(i)    The Registration Statement was declared effective under the Securities Act on November 19, 2003; the Prospectus was filed with the Commission pursuant to Rule 424 under the Securities Act on the date specified therein; no stop order suspending the effectiveness of the Registration Statement has been issued and to the best of such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(ii)    The Registration Statement and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities

Act; and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act;

(iii)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

(iv)    HCLP has been duly formed and is validly existing in good standing under the laws of the State of Delaware; and all of the issued equity interests of HCLP have been duly and validly authorized and issued and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than those described in the Prospectus;

(v)    The issuance of the Underlying Common Shares has been duly authorized, and upon issuance of the Underlying Common Shares upon conversion of the Securities by the holders thereof in accordance with the provisions of the Securities and the Indenture, such Underlying Common Shares will be validly issued, fully paid and non-assessable, and the issuance of such Underlying Common Shares will not be subject to any preemptive or similar rights.

(vi)    This Agreement has been duly authorized, executed and delivered by the Company;

(vii)    The Securities have been duly authorized, executed and delivered by the Company and, when the Securities have been duly authenticated and delivered to and paid for by the Underwriters in accordance with the terms of the Indenture and this Agreement, will be duly and validly issued and outstanding and will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits provided by the Indenture, subject as to enforceability to (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (y) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (z) the potential unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of a party with respect to a liability where such indemnification is contrary to public policy;

(viii)    Each of the Base Indenture and the Supplemental Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by the Trustee, the Indenture constitutes a legally valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject as to enforceability to (x) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (y) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (z) the potential unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of a party with respect to a liability where such indemnification is contrary to public policy; and the Indenture has been qualified under the Trust Indenture Act;

(ix)    The issue and sale of the Securities and the compliance by the Company with all of the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein (including, without limitation, the issuance and delivery of the Underlying Common Shares of the Securities to the holders of such Securities) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any of the indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments set forth on a schedule attached to such opinion, which documents the Company has represented constitute all material agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company is subject, (ii) result in a violation of the provisions of the certificate of incorporation or by-laws of the Company or (iii) result in a violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of clauses (i) and (iii)            , for such breaches or violations that could not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(x)    No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this any of the Transaction Documents, except such as have been obtained under the Securities Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters, and except for such consents, approvals, authorizations, registrations or qualifications the failure of which to obtain or make would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(xi)    The statements set forth in the Prospectus under the captions “Description of notes” and “Description of Common Stock”, insofar as they purport to constitute a summary of the terms of the Securities and the Common Shares, under the caption “Important U.S. federal income tax considerations”, insofar as they purport to constitute summaries of matters of law or regulation or legal conclusions, are accurate summaries in all material respects;

(xii)    The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus or the issuance of the Underlying Common Shares upon conversion of the Securities, will not be, an “investment company”, as such term is defined in the Investment Company Act; and

(xiii)    The documents incorporated by reference in the Prospectus as amended or supplemented (other than (a) the financial statements and related schedules therein, including the notes thereto and the auditor’s report thereon and (b) the other financial data that is included or incorporated by reference therein, as to which such counsel need not comment), when they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable and the rules and regulations thereunder.

In addition such counsel shall state that such counsel or his representatives have participated in the preparation of the Registration Statement and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the Underwriters and counsel for the Underwriters at which the contents of the Registration Statement and Prospectus, the documents filed by the Company with the Commission and incorporated by reference therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and has made no independent check or verification thereof (except as otherwise indicated above), on the basis of the foregoing, such counsel shall state that no facts have come to such counsel’s attention that have led such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel expresses no opinion or belief with respect to the financial statements, schedules and other financial data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement, including the Form T-1.

The opinion of Vinson & Elkins described in this Section 6(h) shall be rendered to the Underwriters and the Independent Underwriter at the request of the Company and shall so state therein.

(i) The Representative shall have received on and as of the Closing Date an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters and the Independent Underwriter, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k) The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Company’s subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l) The “lock-up” agreements, each substantially in the form previously approved on behalf of, and in form and substance reasonably satisfactory to, the Underwriters, between the Company and the directors and executive officers of the Company relating to sales and certain other dispositions of Common Shares, delivered to the Underwriters prior to or on the date hereof, shall be in full force and effect on the Closing Date.

(m) The Company shall have used its reasonable best efforts to have the Underlying Common Shares approved for supplemental listing, subject to official notice of issuance, on the New York Stock Exchange.

(n) On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

The obligation of each Underwriter to purchase Additional Securities on the Option Closing Date as provided herein is subject to the performance by the Company of its obligations hereunder and to the conditions set forth in Sections 6(a) through 6(n), including, without limitation, delivery of opinions, letters, certificates and evidence as of and through the Option Closing Date (it being understood that for purposes of this paragraph references to the “Closing Date” in Sections 6(a) through 6(n) shall be deemed to be the “Option Closing Date”).

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters and the Independent Underwriter.

7.    Consent of Independent Underwriter. The Independent Underwriter hereby consents to the references to it as set forth under the caption “Underwriting” in the Prospectus and in any amendment or supplement thereto made in accordance with Section 5(e) hereof.

8.    Indemnification and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or that constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 7 hereof; provided, that with respect to any such untrue statement in or omission from any preliminary prospectus, the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (i) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (ii) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 5 hereof.

(b) The Company agrees to indemnify and hold harmless the Independent Underwriter, its affiliates, directors and officers and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein or that constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 7 hereof or (ii) any act or omission to act or any alleged act or omission to act by the Independent Underwriter in its capacity as Independent Underwriter in connection with any transaction contemplated by this Agreement or undertaken in preparing for the purchase, sale and delivery of the Securities, except as to this clause (ii) to the extent that any such loss, claim, damage or liability results from the gross negligence or bad faith of the Independent Underwriter in performing the services as Independent Underwriter.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the

Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Prospectus (or any amendment or supplement thereto) or any preliminary prospectus, it being understood and agreed that the only such information consists of the following: the third and ninth paragraphs, and the sixth, seventh and eighth sentences of the tenth paragraph, under “Underwriting.”

(d) The Independent Underwriter agrees to indemnify and hold harmless the Company, each Underwriter and each of their respective directors, officers and each person, if any, who controls the Company or such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to losses, claims, damages or liabilities that arose out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information that constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 7 hereof.

(e) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to paragraph (a), (b), (c) or (d) above, such person (the “Indemnified Person”) shall notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 8 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 8. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 8 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, the Independent Underwriter, its affiliates, directors and officers and any control persons of such Underwriter or the Independent Underwriter shall be designated in writing by the Representative or the Independent Underwriter, as applicable, and any such separate firm for the Company or any of its directors, any of its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(f) If the indemnification provided for in paragraphs (a), (b),(c) and (d) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters or the Independent Underwriter on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters or the Independent Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters or the Independent Underwriter on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, or the fees payable to the Independent Underwriter, as the case may be, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters or the Independent Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters or the Independent Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(g) The Company, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (f) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (f) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, (i) in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall the Independent Underwriter be required to contribute any amount in excess of the amount by which the total fees received by it in connection with its services as Independent Underwriter exceeds the amount of any damages that the Independent Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(h) The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of exercise of the option referred to in Section 2(b), the purchase of the Additional Securities may be terminated before the Option Closing Date) if (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Prospectus.

10.    Defaulting Underwriter. (a) If, on the Closing Date or the Option Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.    Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent and the transfer agent for the Common Shares (including related fees and expenses of any counsel to such parties); and (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter and the Independent Underwriter referred to in Section 8 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Underwriters and the Independent Underwriter contained in this Agreement or made by or on behalf of the Company, the Underwriters or the Independent Underwriter pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Underwriters or the Independent Underwriter.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.    Miscellaneous. (a) Authority of the Representative. Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Larry Landry. Notices to the Independent Underwriter shall be given to it at 700 Louisiana, Suite 500, Houston, Texas 77002 (fax: (713) 223-7800), Attention: Frederick W. Charlton, Managing Director. Notices to the Company shall be given to it at 12001 N. Houston Rosslyn, Houston, Texas 77086 (fax: (281) 405-6203), Attention: General Counsel.

(c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, HANOVER COMPRESSOR COMPANY

By:	/s/ John E. Jackson

Name: John E. Jackson Title: Senior Vice President and Chief Financial Officer

Accepted: December 9, 2003

J.P. MORGAN SECURITIES INC.

By:	/s/ Paul O’Hern

Authorized Signatory

For itself and on behalf of the

several Underwriters listed in

Schedule 1 hereto.

SIMMONS & COMPANY INTERNATIONAL, as Independent Underwriter

By:	/s/ Fred Charlton

Authorized Signatory

Schedule 1

Underwriter	Principal Amount
J.P. Morgan Securities Inc.	$43,750,000
Credit Suisse First Boston LLC .	28,750,000
Citigroup Global Markets Inc.	20,000,000
Wachovia Capital Markets LLC.	13,750,000
Scotia Capital (USA) Inc	10,000,000
Banc One Capital Markets, Inc. .	8,750,000

Total	$125,000,000